March 8 2010


SECURITIES  EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
One 1 American
Depositary Receipts
representing Two 2
Ordinary Share of
 Vernalis plc
Form F6 File No 3347426


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended on
behalf of The Bank of New York
Mellon as Depositary for securities
against which American Depositary
Receipts are to be issued we attach a
copy of the new prospectus Prospectus
reflecting the change in par value from
GBp 5 to GBp 20.

As required by Rule 424e the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with the revised par value change for Vernalis plc.

The Prospectus has been revised to
reflect the new par value and has
been overstamped with

Effective March 2 2009 the
Companys Par Value changed
from GBp 20 to GBp 0.01.


Please contact me with any questions or
comments at 212 8158257



Robert Goad
The Bank of New York Mellon  ADR
Division
Encl.

CC Paul Dudek Esq. Office of
International Corporate Finance









Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286